Filed Pursuant to Rule 433
                                                           File No.333-129159-01


The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and the offering. You may get these documents at no charge by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus at no charge if you request by calling toll-free 1-877-858-5407.

                         THE SERIES 2006-3 CERTIFICATES


               Initial       Pass-
              Principal     Through
Class         Balance(1)     Rate        Principal Types          Interest Types
--------------------------------------------------------------------------------
Offered Certificates
Class A-1     $216,106,000  5.500%  Senior, Accretion Directed,   Fixed Rate
                                    Planned Amortization
Class A-2      $11,716,000  5.500%  Senior, Accretion Directed,   Fixed Rate
                                    Planned Amortization
Class A-3      $74,228,000  5.750%  Senior, Accretion Directed,   Fixed Rate
                                    Targeted Amortization I
Class A-4       $3,374,000  0.000%  Senior, Accretion Directed,   Principal Only
                                    Targeted Amortization I
Class A-5      $48,361,000  5.500%  Senior, Accretion Directed,   Fixed Rate
                                    Companion
Class A-6       $7,895,000  5.500%  Senior, Sequential Pay        Accrual, Fixed
                                                                  Rate
Class A-7     $119,634,000  5.500%  Senior, Accretion Directed,   Fixed Rate
                                    Targeted Amortization II
Class A-8      $31,262,000  5.500%  Senior, Companion             Accrual, Fixed
                                                                  Rate
Class A-9     $195,548,000  5.500%  Senior, Sequential Pay        Fixed Rate
Class A-10     $23,197,000  5.500%  Senior, Sequential Pay        Fixed Rate
Class A-11    $170,398,000  5.500%  Super Senior, Lockout         Fixed Rate
Class A-12     $12,432,000  5.500%  Super Senior Support,
                                    Lockout  Fixed Rate
Class A-PO        $747,104  0.000%  Senior, Ratio Strip           Principal Only
Class A-R             $100  5.500%  Senior, Sequential Pay        Fixed Rate
Class B-1      $16,540,000  5.500%  Subordinated                  Fixed Rate
Class B-2       $5,199,000  5.500%  Subordinated                  Fixed Rate
Class B-3       $3,308,000  5.500%  Subordinated                  Fixed Rate
Non-Offered Certificates
Class B-4       $1,890,000  5.500%  Subordinated                  Fixed Rate
Class B-5       $1,418,000  5.500%  Subordinated                  Fixed Rate
Class B-6       $1,890,430  5.500%  Subordinated                  Fixed Rate

-------------------
(1)  Approximate.  The initial principal balances are subject to adjustment.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates


    I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-6 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

    first, sequentially, to the Class A-1 and Class A-2 Certificates up to the PAC Principal Amount for such Distribution Date;

    second, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, up to the TAC I Principal Amount for such Distribution Date;

    third, to the Class A-5 Certificates;

    fourth, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata; and

    fifth, sequentially, to the Class A-1, Class A-2 and Class A-6 Certificates.

    II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-8 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

    first, to the Class A-7 Certificates up to the TAC II Principal Amount for such Distribution Date; and

    second, to the Class A-8 Certificates.

    III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Non-PO Certificates, sequentially, as follows:

    first, to the Class A-R Certificates;

    second, concurrently, to the Class A-11 and Class A-12 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

    third, concurrently, as follows:

        (A) approximately 49.4557109669%, sequentially, as follows:

            (i) sequentially, to the Class A-1 and Class A-2 Certificates up to the PAC Principal Amount for such Distribution Date;

            (ii) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, up to the TAC I Principal Amount for such Distribution Date;

            (iii) to the Class A-5 Certificates;

            (iv) concurrently, to the Class A-3 and Class A-4 Certificates, pro rata; and

            (v) sequentially, to the Class A-1, Class A-2 and Class A-6 Certificates; and

        (B) approximately 50.5442890331%, sequentially, as follows:

            (i) sequentially, up to $100 for such Distribution Date, as follows:

                (a) to the Class A-7 Certificates up to the TAC II Principal Amount for such Distribution Date; and

                (b) sequentially, to the Class A-8 and Class A-7 Certificates;

            (ii) to the Class A-9 Certificates up to $2,196,267 for such Distribution Date;

            (iii) to the Class A-7 Certificates up to the TAC II Principal Amount for such Distribution Date; and

            (iv) sequentially, to the Class A-8, Class A-7, Class A-9 and Class A-10 Certificates; and

    fourth, concurrently, to the Class A-11 and Class A-12 Certificates, pro rata.

    The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-1 and Class A-2 Certificates (the "PAC Group" or "PAC Certificates") to the percentage of the sum of the initial Principal Balances of the PAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

    The "TAC I Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-3 and Class A-4 Certificates (the "TAC I Group" or "TAC I Certificates") to the percentage of the sum of the initial Principal Balances of the TAC I Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

    The "TAC II Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class A-7 Certificates (the "TAC II Certificates" and, together with the TAC I Certificates, the "TAC Certificates") to the percentage of the initial Principal Balance of such Class shown in the related table appearing in Appendix I with respect to such Distribution Date.

    The TAC I Principal Amount and TAC II Principal Amount are each also referred to as a "TAC Principal Amount".

    The "Priority Amount" for any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class A-11 and Class A-12 Certificates and
(ii) the product of (1) the Priority Percentage, (2) the Shift Percentage and
(3) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

    The "Priority Percentage" means the sum of the Principal Balances of the Class A-11 and Class A-12 Certificates divided by the Class A Non-PO Principal Balance.

    The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount."

    The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount."

    The "Shift Percentage" for any Distribution Date will be the percentage indicated below:



                                                                       Shift
        Distribution Date Occurring In                              Percentage
------------------------------------------------------------------- ----------
March 2006 through February 2011                                            0%
March 2011 through February 2012                                           30%
March 2012 through February 2013                                           40%
March 2013 through February 2014                                           60%
March 2014 through February 2015                                           80%
March 2015 and thereafter                                                 100%

APPENDIX I

The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Group and the targeted Principal Balances for the TAC I Group and TAC II Certificates expressed as a percentage of the initial aggregate Principal Balance of the PAC Group, the initial aggregate Principal Balance of the TAC I Group and the initial Principal Balance of the TAC II Certificates.

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC Group


                             Percentage of
                           Initial Aggregate
    Distribution Date      Principal Balance
    -----------------      -------------------
               March 2006         99.69829073
               April 2006         99.35284947
                 May 2006         98.96379759
                June 2006         98.53126279
                July 2006         98.05540080
              August 2006         97.53639537
           September 2006         96.97445816
             October 2006         96.36982867
            November 2006         95.72277408
            December 2006         95.03358908
             January 2007         94.30259573
            February 2007         93.53014316
               March 2007         92.71660740
               April 2007         91.86239101
                 May 2007         90.96792284
                June 2007         90.03365767
                July 2007         89.06007581
              August 2007         88.04768275
           September 2007         86.99700870
             October 2007         85.90860814
            November 2007         84.78305935
            December 2007         83.62096393
             January 2008         82.42294620
            February 2008         81.18965271
               March 2008         79.92175162
               April 2008         78.61993211
                 May 2008         77.28490375
                June 2008         75.92080826
                July 2008         74.52832169
              August 2008         73.14502042
           September 2008         71.77084412
             October 2008         70.40573282
            November 2008         69.04962697
            December 2008         67.70246739
             January 2009         66.36419528
            February 2009         65.03475224
               March 2009         63.71408021
               April 2009         62.40212152
                 May 2009         61.09881890
                June 2009         59.80411541
                July 2009         58.51795450
              August 2009         57.24027997
           September 2009         55.97103600
             October 2009         54.71016711
            November 2009         53.45761819
            December 2009         52.21333450
             January 2010         50.97726161
            February 2010         49.74934549
               March 2010         48.52953242
               April 2010         47.31776905
                 May 2010         46.11400237
                June 2010         44.91817970
                July 2010         43.73024871
              August 2010         42.55015740
           September 2010         41.37785412
             October 2010         40.21328754
            November 2010         39.05640666
            December 2010         37.90716081
             January 2011         36.76549965
            February 2011         35.63137317
               March 2011         34.61295606
               April 2011         33.60180571
                 May 2011         32.59787356
                June 2011         31.60111139
                July 2011         30.61147126
              August 2011         29.62890557
           September 2011         28.65336702
             October 2011         27.68480862
            November 2011         26.72318369
            December 2011         25.76844585
             January 2012         24.82054902
            February 2012         23.87944744
               March 2012         22.98009959
               April 2012         22.08728720
                 May 2012         21.20096584
                June 2012         20.32109136
                July 2012         19.44761988
              August 2012         18.58050784
           September 2012         17.71971196
             October 2012         16.86925480
            November 2012         16.03646181
            December 2012         15.22100858
             January 2013         14.42257628
            February 2013         13.64085161
               March 2013         13.01455305
               April 2013         12.40174800
                 May 2013         11.80217188
                June 2013         11.21556490
                July 2013         10.64167196
              August 2013         10.08024253
           September 2013          9.53103061
             October 2013          8.99379466
            November 2013          8.46829748
            December 2013          7.95430616
             January 2014          7.45159201
            February 2014          6.95993048
               March 2014          6.59711103
               April 2014          6.24182597
                 May 2014          5.89391960
                June 2014          5.55323918
                July 2014          5.21963485
              August 2014          4.89295959
           September 2014          4.57306917
             October 2014          4.25982212
            November 2014          3.95307964
            December 2014          3.65270555
             January 2015          3.35856629
            February 2015          3.07053084
               March 2015          2.88404049
               April 2015          2.70025484
                 May 2015          2.51912485
                June 2015          2.34060230
                July 2015          2.16463977
              August 2015          1.99119063
           September 2015          1.82020902
             October 2015          1.65164986
            November 2015          1.48546881
            December 2015          1.32162228
             January 2016          1.16006737
            February 2016          1.00076195
               March 2016          0.84366454
               April 2016          0.68873438
                 May 2016          0.53593139
                June 2016          0.38521614
                July 2016          0.23654986
              August 2016          0.08989444
September 2016 and thereafter      0.00000000

Targeted Principal Balances as Percentages of Initial Aggregate Principal
Balance


TAC I Group

                             Percentage of
                           Initial Aggregate
    Distribution Date      Principal Balance
    -----------------      -----------------
               March 2006         99.83582008
               April 2006         99.59596382
                 May 2006         99.28055054
                June 2006         98.88982488
                July 2006         98.42415723
              August 2006         97.88404381
           September 2006         97.27010665
             October 2006         96.58309305
            November 2006         95.82387514
            December 2006         94.99344879
             January 2007         94.09293244
            February 2007         93.12356572
               March 2007         92.08670771
               April 2007         90.98383491
                 May 2007         89.81653905
                June 2007         88.58652454
                July 2007         87.29560574
              August 2007         85.94570396
           September 2007         84.53884418
             October 2007         83.07715159
            November 2007         81.56284788
            December 2007         79.99824722
             January 2008         78.38575224
            February 2008         76.72784949
               March 2008         75.02710510
               April 2008         73.28615980
                 May 2008         71.50772420
                June 2008         69.70034631
                July 2008         67.86656528
              August 2008         66.07125919
           September 2008         64.31389246
             October 2008         62.59393606
            November 2008         60.91086732
            December 2008         59.26416997
             January 2009         57.65333397
            February 2009         56.07785552
               March 2009         54.53723694
               April 2009         53.03098664
                 May 2009         51.55861895
                June 2009         50.11965425
                July 2009         48.71361864
              August 2009         47.34004412
           September 2009         45.99846836
             October 2009         44.68843471
            November 2009         43.40949209
            December 2009         42.16119497
             January 2010         40.94310332
            February 2010         39.75478244
               March 2010         38.59580305
               April 2010         37.46574109
                 May 2010         36.36417773
                June 2010         35.29069935
                July 2010         34.24489737
              August 2010         33.22636832
           September 2010         32.23471363
             October 2010         31.26953972
            November 2010         30.33045786
            December 2010         29.41708415
             January 2011         28.52903941
            February 2011         27.66594922
               March 2011         27.00060979
               April 2011         26.35846135
                 May 2011         25.73914649
                June 2011         25.14231234
                July 2011         24.56761040
              August 2011         24.01469658
           September 2011         23.48323108
             October 2011         22.97287839
            November 2011         22.48330722
            December 2011         22.01419043
             January 2012         21.56520506
            February 2012         21.13603213
               March 2012         20.77869971
               April 2012         20.43976877
                 May 2012         20.11893735
                June 2012         19.81590733
                July 2012         19.53038447
              August 2012         19.26207823
           September 2012         19.01070182
             October 2012         18.76403651
            November 2012         18.50017158
            December 2012         18.21965895
             January 2013         17.92303849
            February 2013         17.61083826
               March 2013         17.16573078
               April 2013         16.71020417
                 May 2013         16.24468347
                June 2013         15.76958366
                July 2013         15.28530988
              August 2013         14.79225765
           September 2013         14.29081299
             October 2013         13.78135268
            November 2013         13.26424443
            December 2013         12.73984703
             January 2014         12.20851055
            February 2014         11.67057652
               March 2014         11.04184270
               April 2014         10.41175449
                 May 2014          9.78051336
                June 2014          9.14831499
                July 2014          8.51534951
              August 2014          7.88180155
           September 2014          7.24785042
             October 2014          6.61367010
            November 2014          5.97942955
            December 2014          5.34529266
             January 2015          4.71141840
            February 2015          4.07796103
               March 2015          3.39371698
               April 2015          2.71441096
                 May 2015          2.04003974
                June 2015          1.37059928
                July 2015          0.70608468
              August 2015          0.04649028
September 2015 and thereafter      0.00000000

Targeted Principal Balances as Percentages of Initial Principal Balance


TAC II Certificates

                             Percentage of
                           Initial Aggregate
    Distribution Date      Principal Balance
               March 2006         99.88014764
               April 2006         99.75974635
                 May 2006         99.63879360
                June 2006         99.51728687
                July 2006         99.39522361
              August 2006         99.27260128
           September 2006         99.14941731
             October 2006         99.02566912
            November 2006         98.90135416
            December 2006         98.77646979
             January 2007         98.65101342
            February 2007         98.52498242
               March 2007         98.39837417
               April 2007         98.27118601
                 May 2007         98.14341528
                June 2007         98.01505933
                July 2007         97.88611546
              August 2007         97.75658098
           September 2007         97.62645318
             October 2007         97.49572935
            November 2007         97.36440675
            December 2007         97.19449106
             January 2008         96.96626034
            February 2008         96.68056584
               March 2008         96.33828702
               April 2008         95.94033091
                 May 2008         95.48763150
                June 2008         94.98648899
                July 2008         94.43779499
              August 2008         93.90019379
           September 2008         93.37362305
             October 2008         92.85802069
            November 2008         92.35332494
            December 2008         91.85947433
             January 2009         91.37640767
            February 2009         90.90406406
               March 2009         90.44238290
               April 2009         89.99130387
                 May 2009         89.55076693
                June 2009         89.12071234
                July 2009         88.70108063
              August 2009         88.29181261
           September 2009         87.89284938
             October 2009         87.50413231
            November 2009         87.12560304
            December 2009         86.75720350
             January 2010         86.39887587
            February 2010         86.05056263
               March 2010         85.71220652
               April 2010         85.38375054
                 May 2010         85.06513795
                June 2010         84.75631231
                July 2010         84.45721741
              August 2010         84.16779732
           September 2010         83.88799636
             October 2010         83.61775912
            November 2010         83.35703044
            December 2010         83.10575543
             January 2011         82.86387943
            February 2011         82.63134808
               March 2011         82.47368427
               April 2011         82.31529822
                 May 2011         82.15618662
                June 2011         81.99634614
                July 2011         81.83577343
              August 2011         81.67446516
           September 2011         81.51241794
             October 2011         81.34962838
            November 2011         81.18609309
            December 2011         81.02180865
             January 2012         80.85677162
            February 2012         80.69097855
               March 2012         80.52442598
               April 2012         80.35711043
                 May 2012         80.18902839
                June 2012         80.02017637
                July 2012         79.85055082
              August 2012         79.68014821
           September 2012         79.50896497
             October 2012         79.33699752
            November 2012         79.16424226
            December 2012         78.99069560
             January 2013         78.81635390
            February 2013         78.64121351
               March 2013         78.46527078
               April 2013         78.28852203
                 May 2013         78.11096357
                June 2013         77.93259168
                July 2013         77.75340263
              August 2013         77.57339268
           September 2013         77.39255808
             October 2013         77.21089502
            November 2013         77.02839974
            December 2013         76.84506839
             January 2014         76.66089716
            February 2014         76.47588220
               March 2014         76.29001963
               April 2014         76.10330557
                 May 2014         75.91573613
                June 2014         75.72730738
                July 2014         75.53801538
              August 2014         75.34785617
           September 2014         75.15682579
             October 2014         74.96492022
            November 2014         74.77213548
            December 2014         74.57846752
             January 2015         74.38391230
            February 2015         74.13907816
               March 2015         72.97415710
               April 2015         71.81332151
                 May 2015         70.65654166
                June 2015         69.50378788
                July 2015         68.35503063
              August 2015         67.21024048
           September 2015         66.06938812
             October 2015         64.93244433
            November 2015         63.79938003
            December 2015         62.67016622
             January 2016         61.54477402
            February 2016         60.42317465
               March 2016         59.30533944
               April 2016         58.19123983
                 May 2016         57.08084737
                June 2016         55.97413369
                July 2016         54.87107055
              August 2016         53.77162979
           September 2016         52.67578337
             October 2016         51.58350334
            November 2016         50.49476186
            December 2016         49.40953118
             January 2017         48.32778365
            February 2017         47.24949172
               March 2017         46.17462795
               April 2017         45.10316498
                 May 2017         44.03507554
                June 2017         42.97033248
                July 2017         41.90890874
              August 2017         40.85077732
           September 2017         39.79591136
             October 2017         38.74428407
            November 2017         37.69586874
            December 2017         36.65063878
             January 2018         35.60856767
            February 2018         34.56962899
               March 2018         33.53379640
               April 2018         32.50104365
                 May 2018         31.47134459
                June 2018         30.44467314
                July 2018         29.42100334
              August 2018         28.40030925
           September 2018         27.38256509
             October 2018         26.36774511
            November 2018         25.35582369
            December 2018         24.34677524
             January 2019         23.34057430
            February 2019         22.33719547
               March 2019         21.33661343
               April 2019         20.33880295
                 May 2019         19.34373887
                June 2019         18.35139612
                July 2019         17.36174969
              August 2019         16.37477469
           September 2019         15.39044625
             October 2019         14.40873962
            November 2019         13.42963011
            December 2019         12.45309312
             January 2020         11.47910408
            February 2020         10.50763856
               March 2020          9.53867217
               April 2020          8.57218057
                 May 2020          7.60813953
                June 2020          6.64652489
                July 2020          5.68731254
              August 2020          4.73047844
           September 2020          3.77599865
             October 2020          2.82384927
            November 2020          1.87400647
            December 2020          0.92644652
January 2021 and thereafter        0.00000000